EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
August 20, 2019	fcooper@tollbrothers.com

Toll Brothers Reports FY 2019 2nd Quarter Results

HORSHAM, PA, August 20, 2019 -- Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today announced results for its third quarter ended July 31, 2019.

FY 2019’s Third Quarter Financial Highlights (Compared to FY 2018’s Third Quarter):

▪	Net income and earnings per share were $146.3 million and $1.00 per share diluted, compared to net income of $193.3 million and $1.26 per share diluted in FY 2018’s third quarter.

▪	Pre-tax income was $186.9 million, compared to $253.1 million in FY 2018’s third quarter.

▪	Impairments were $4.7 million, compared to $11.1 million in FY 2018’s third quarter.

▪	Home sales revenues were $1.76 billion, down 8%; home building deliveries were 1,994, down 11%.

▪	Net signed contract value was $1.87 billion, down 8%; contract units were 2,241, down 3%.

▪	Backlog value at third-quarter end was $5.84 billion, down 10%; units in backlog totaled 6,839, down 4%.

▪	Home sales gross margin was 20.2%; Adjusted Home Sales Gross Margin, which excludes interest and inventory write-downs (“Adjusted Home Sales Gross Margin”), was 23.1%.

▪	SG&A, as a percentage of home sales revenues, was 10.6%.

▪	Income from operations was 9.7% of total revenues.

▪	Other income, Income from unconsolidated entities, and Land sales gross profit was $18.4 million.

▪
The Company repurchased approximately 3.98 million shares of its common stock during the quarter at an average price of $35.74 per share for an aggregate purchase price of approximately $142.2 million.

FY 2019 Financial Guidance:

▪	FY 2019 deliveries of between 7,800 and 8,100 units with an average price of between $860,000 and $880,000.

▪	FY 2019 Adjusted Home Sales Gross Margin of approximately 23.0%.

▪	FY 2019 SG&A, as a percentage of home sales revenues, of approximately 10.4%.

▪	FY 2019 Other income, Income from unconsolidated entities, and Land sales gross profit of approximately $105 million.

▪	FY 2019 tax rate of approximately 25.6%.

Douglas C. Yearley, Jr., Toll Brothers’ chairman and chief executive officer, stated: “In our third quarter, we had strong revenues, gross margin, and earnings.  While our third quarter contracts were down modestly, we are off to a good start in our fourth quarter.  Low mortgage rates, a limited supply of new and existing homes, and a strong employment picture are providing tailwinds.

“We are focused on measured growth through geographic, product and price point diversification, and capital-efficient land acquisitions.  We continue to expand the buyer segments that we serve with homes now ranging in price from $275,000 to over $3 million.  Our balance sheet remains strong and our book value continues to grow.  With ample liquidity, moderate leverage, and limited near-term debt maturities, we have the flexibility to execute on our balanced capital allocation strategy.”

Toll Brothers’ financial highlights for the three months ended July 31, 2019 (unaudited):

▪	FY 2019’s third quarter net income was $146.3 million, or $1.00 per share diluted, compared to FY 2018’s third quarter net income of $193.3 million, or $1.26 per share diluted.

▪	FY 2019’s third quarter pre-tax income was $186.9 million, compared to FY 2018’s third quarter pre-tax income of $253.1 million.

▪	FY 2019’s third quarter results included pre-tax inventory impairments totaling $4.7 million, compared to FY 2018’s third quarter pre-tax inventory impairments of $11.1 million.

▪	FY 2019’s third quarter home sales revenues were $1.76 billion and 1,994 units, compared to FY 2018’s third quarter totals of $1.91 billion and 2,246 units.

▪	FY 2019 third quarter net signed contracts were $1.87 billion and 2,241 units, compared to FY 2018’s third quarter totals of $2.03 billion and 2,316 units.

▪
FY 2019’s third quarter net signed contracts on a per-community basis were 7.07 units, compared to third quarter net signed contracts on a per-community basis of 8.10 units in FY 2018, 6.89 units in FY 2017, 5.85 in FY 2016 and 5.50 in FY 2015.

▪
FY 2019 third-quarter-end backlog was $5.84 billion and 6,839 units, compared to FY 2018’s third-quarter-end backlog of $6.48 billion and 7,100 units. The average price of homes in backlog was $854,500, compared to $912,600 at FY 2018’s third-quarter-end.

▪	FY 2019’s third quarter home sales gross margin was 20.2%, compared to FY 2018’s third quarter home sales gross margin of 21.1%.

▪	FY 2019’s third quarter Adjusted Home Sales Gross Margin was 23.1%, compared to FY 2018’s third quarter Adjusted Home Sales Gross Margin of 24.3%.

▪	FY 2019’s third quarter Interest included in cost of sales was 2.7% of revenue, compared to 2.6 % in FY 2018’s third quarter.

▪	FY 2019’s third quarter SG&A, as a percentage of home sales revenues, was 10.6%, compared to 9.1 % in FY 2018’s third quarter.

▪
FY 2019’s third quarter Income from operations of $171.0 million represented 9.7% of total revenues, compared to FY 2018’s third quarter Income from operations of $229.7 million and 12.0% of total revenues.

▪	FY 2019’s third quarter Other income, Income from unconsolidated entities, and Land sales gross profit totaled $18.4 million, compared to FY 2018’s third quarter total of $23.4 million.

▪	FY 2019’s third quarter cancellation rate (current quarter cancellations divided by current quarter signed contracts) was 6.5%, compared to FY 2018’s third quarter cancellation rate of 5.4%.

▪
FY 2019’s third quarter cancellation rate as a percentage of beginning-quarter backlog was 2.4%, compared to FY 2018’s third quarter cancellation rate as a percentage of beginning-quarter backlog of 1.9%.

Toll Brothers’ financial highlights for the nine months ended July 31, 2019 (unaudited):

▪	FY 2019’s nine-month period net income was $387.7 million, or $2.63 per share diluted, compared to FY 2018’s nine-month period net income of $437.2 million, or $2.81 per share diluted.

▪	FY 2019’s nine-month period pre-tax income was $514.5 million, compared to FY 2018’s nine-month period pre-tax income of $537.4 million.

▪	FY 2019’s nine-month period results included pre-tax inventory impairments totaling $31.6 million, compared to FY 2018’s nine-month period pre-tax inventory impairments of $28.7 million.

▪	FY 2019’s nine-month period home sales revenues were $4.79 billion and 5,435 units, compared to FY 2018’s nine-month period totals of $4.69 billion and 5,555 units.

▪	FY 2019 nine-month period net signed contracts were $5.04 billion and 6,044 units, compared to FY 2018’s nine-month period totals of $6.11 billion and 6,804 units.

▪
FY 2019’s nine-month period Income from operations of $455.9 million represented 9.4% of total revenues, compared to FY 2018’s nine-month period Income from operations of $447.8 million and 9.6% of total revenues.

▪	FY 2019’s nine-month period Other income, Income from unconsolidated entities, and Land sales gross profit totaled $71.9 million, compared to FY 2018’s nine-month period total of $89.7 million.

Additional Financial Information:

▪
The Company ended its FY 2019 third quarter with $836.3 million in cash and cash equivalents, compared to $924.4 million at FY 2019’s second-quarter end, and $522.2 million at FY 2018’s third-quarter end. At FY 2019’s third-quarter end, the Company also had $1.10 billion available under its $1.295 billion, 20-bank revolving credit facility, which matures in May 2021.

▪	During the third quarter of FY 2019, the Company repurchased approximately 3.98 million shares at an average price per share of $35.74, for an aggregate purchase price of approximately $142.2 million.

▪	To date in FY 2019, the Company has repurchased approximately 5.0 million shares of its common stock at an average price of $35.13, for a total purchase price of approximately $175.4 million.

▪	On July 26, 2019, the Company paid its quarterly dividend of $0.11 per share to shareholders of record at the close of business on July 12, 2019.

▪	FY 2019’s third-quarter-end Stockholders’ Equity was $4.94 billion, compared to FY 2018’s third-quarter-end Stockholders’ Equity of $4.53 billion.

▪	FY 2019’s third-quarter-end book value per share was $34.72, compared to FY 2018’s third-quarter-end book value per share of $30.55.

▪
The Company ended its FY 2019 third quarter with a debt-to-capital ratio of 43.2%, compared to 42.5% at FY 2019’s second-quarter-end and 44.5% at FY 2018’s third-quarter-end. The Company ended FY 2019’s third quarter with a net debt-to-capital ratio (1) of 35.9%, compared to 34.6% at FY 2019’s second-quarter-end, and 40.1% at FY 2018’s third-quarter-end.

▪
The Company ended FY 2019’s third quarter with approximately 57,400 lots owned and optioned, compared to 54,500 one quarter earlier, and 53,600 one year earlier. Approximately 34,600 of these lots were owned, of which approximately 16,400 lots, including those in backlog, were substantially improved.

▪	In the third quarter of FY 2019, the Company spent approximately $287.3 million on land to purchase approximately 3,400 lots.

▪	The Company ended FY 2019’s third quarter with 322 selling communities, compared to 311 at FY 2019’s second-quarter-end and 301 at FY 2018’s third-quarter-end.

FY 2019 Financial Guidance:

▪	The Company expects FY 2019 deliveries of between 7,800 and 8,100 units with an average price of between $860,000 and $880,000.

▪	The Company expects FY 2019 Adjusted Home Sales Gross Margin to be approximately 23.0% of home sales revenues.

▪	FY 2019 SG&A is expected to be approximately 10.4% of FY 2019 home sales revenues.

▪	FY 2019 Other income, Income from unconsolidated entities, and Land sales gross profit is expected to total approximately $105 million.

▪	The FY 2019 effective tax rate is expected to be approximately 25.6%.

(1)	See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 11:00 a.m. (EDT) Wednesday, August 21, 2019, to discuss these results and its outlook for the remainder of FY 2019. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select "Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.

The call can be heard live with an online replay which will follow.

Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company began business over fifty years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. It operates in 22 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia.

Toll Brothers builds an array of luxury residential single-family detached, attached home, master planned resort-style golf, and urban low-, mid-, and high-rise communities, principally on land it develops and improves. The Company acquires and develops rental apartment and commercial properties through Toll Brothers Apartment Living, Toll Brothers Campus Living, and the affiliated Toll Brothers Realty Trust, and develops urban low-, mid-, and high-rise for-sale condominiums through Toll Brothers City Living. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, and landscape subsidiaries. Toll Brothers also operates its own security company, TBI Smart Home Solutions, which also provides homeowners with home automation and technology options. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations. Through its Gibraltar Real Estate Capital joint venture, the Company provides builders and developers with land banking, non-recourse debt and equity capital.

In 2019, Toll Brothers was named World’s Most Admired Home Building Company in Fortune magazine’s survey of the World’s Most Admired Companies, the fifth year in a row it has been so honored. Toll Brothers has won numerous other awards, including Builder of the Year from both Professional Builder magazine and Builder magazine, the first two-time recipient from Builder magazine. For more information, visit www.tollbrothers.com.

Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.tollbrothers.com).

Forward-Looking Statements
Information presented herein for the third quarter ended July 31, 2019 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.

This release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information related to market conditions; demand for our homes; anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; the ability to acquire land and pursue real estate opportunities; the ability to gain approvals and open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; and legal proceedings, investigations and claims.

Any or all of the forward-looking statements included in our reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in our reports or public statements made by us, such as market conditions, government regulation, and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.

The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others: demand fluctuations in the housing industry; adverse changes in economic conditions in markets where we conduct our operations and where prospective purchasers of our homes live; increases in cancellations of existing agreements of sale; the competitive environment in which we operate; changes in interest rates or our credit ratings; the availability of capital; uncertainties in the capital and securities markets; the ability of customers to obtain financing for the purchase of homes; the availability and cost of land for future growth; the ability of the participants in various joint ventures to honor their commitments; effects of governmental legislation and regulation; effects of increased taxes or governmental fees; weather conditions; the availability and cost of labor and building and construction materials; the cost of raw materials; the outcome of various product liability claims, litigation and warranty claims; the effect of the loss of key management personnel; changes in tax laws and their interpretation; construction delays; and the seasonal nature of our business. For a more detailed discussion of these factors, see the risk factors in the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent periodic reports filed on Forms 10-K and 10-Q with the SEC.

From time to time, forward-looking statements also are included in our periodic reports on Forms 10-K, 10-Q and 8-K, in press releases, in presentations, on our website and in other materials released to the public.

This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	July 31, 2019	October 31, 2018
	(Unaudited)
ASSETS
Cash and cash equivalents	$836,258	$1,182,195
Inventory	7,995,076	7,598,219
Property, construction and office equipment, net	288,742	193,281
Receivables, prepaid expenses and other assets	720,178	550,778
Mortgage loans held for sale	169,251	170,731
Customer deposits held in escrow	88,043	117,573
Investments in unconsolidated entities	354,569	431,813
	$10,452,117	$10,244,590

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,089,137	$686,801
Senior notes	2,512,877	2,861,375
Mortgage company loan facility	150,000	150,000
Customer deposits	429,665	410,864
Accounts payable	344,665	362,098
Accrued expenses	895,940	973,581
Income taxes payable	45,376	30,959
Total liabilities	5,467,660	5,475,678

Equity:
Stockholders’ Equity
Common stock	1,779	1,779
Additional paid-in capital	724,411	727,053
Retained earnings	5,482,955	5,161,551
Treasury stock, at cost	(1,270,922)	(1,130,878)
Accumulated other comprehensive income	862	694
Total stockholders' equity	4,939,085	4,760,199
Noncontrolling interest	45,372	8,713
Total equity	4,984,457	4,768,912
	$10,452,117	$10,244,590

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Nine Months Ended July 31,				Three Months Ended July 31,
	2019		2018		2019		2018
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$4,788,335		$4,688,020		$1,756,970		$1,913,353
Land sales (1)	56,631				8,721
	4,844,966		4,688,020		1,765,691		1,913,353

Cost of revenues:
Home sales	3,818,347	79.7%	3,742,256	79.8%	1,401,755	79.8%	1,509,619	78.9%
Land sales (1)	43,406	76.6%			6,232	71.5%
	3,861,753		3,742,256		1,407,987		1,509,619

Gross margin - home sales	969,988	20.3%	945,764	20.2%	355,215	20.2%	403,734	21.1%
Gross margin - land sales (1)	13,225	23.4%			2,489	28.5%

Selling, general and administrative expenses	$527,318	11.0%	$497,990	10.6%	$186,709	10.6%	$174,071	9.1%
Income from operations	455,895	9.4%	447,774	9.6%	170,995	9.7%	229,663	12.0%

Other:
Income from unconsolidated entities	17,759		53,913		7,200		12,469
Other income - net	40,867		35,756		8,721		10,965
Income before income taxes	514,521		537,443		186,916		253,097
Income tax provision	126,829		100,268		40,598		59,839
Net income	$387,692		$437,175		$146,318		$193,258
Per share:
Basic earnings	$2.65		$2.85		$1.01		$1.28
Diluted earnings	$2.63		$2.81		$1.00		$1.26
Cash dividend declared	$0.33		$0.30		$0.11		$0.11
Weighted-average number of shares:
Basic	146,041		153,290		144,750		151,257
Diluted	147,479		155,733		146,275		153,173

Effective tax rate	24.6%		18.7%		21.7%		23.6%

(1)
On November 1, 2018, we adopted Accounting Standard Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). Upon adoption, land sale activity is presented as part of income from operations where previously it was included in "Other income - net." Prior periods are not restated. During the nine months ended July 31, 2018, we recognized land sales revenues and land sales cost of revenues of $52.3 million and $48.1 million, respectively. During the three months ended July 31, 2018, we recognized land sales revenues and land sales cost of revenues of $10.9 million and $10.1 million, respectively.

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Nine Months Ended July 31,		Three Months Ended July 31,
	2019	2018	2019	2018
Impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$7,256	$2,620	$3,579	$1,996
Cost of home sales - operating communities	24,380	26,126	1,100	9,065
	$31,636	$28,746	$4,679	$11,061

Depreciation and amortization	$51,423	$18,724	$18,109	$6,204
Interest incurred	$131,830	$123,028	$43,968	$41,759
Interest expense:
Charged to home sales cost of sales	$125,862	$128,915	$46,635	$50,003
Charged to land sales cost of sales	945		310
Charged to other income - net		2,259		1,258
	$126,807	$131,174	$46,945	$51,261

Home sites controlled:	July 31, 2019	July 31, 2018
Owned	34,577	33,884
Optioned	22,857	19,720
	57,434	53,604

Inventory at July 31, 2019 and October 31, 2018 consisted of the following (amounts in thousands):

	July 31, 2019	October 31, 2018
Land and land development costs	$2,280,158	$1,917,354
Construction in progress	5,030,973	4,917,917
Sample homes	415,185	493,037
Land deposits and costs of future development	268,760	245,114
Other		24,797
	$7,995,076	$7,598,219

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, Toll operates in five geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, New Jersey and New York

Mid-Atlantic:	Delaware, Maryland, Pennsylvania and Virginia

South:	Florida, Georgia, North Carolina and Texas

West:	Arizona, Colorado, Idaho, Nevada, Oregon, Utah and Washington

California:	California

	Three Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2019	2018	2019	2018	2019	2018
REVENUES
North	299	403	$210.9	$266.2	$705,400	$660,600
Mid-Atlantic	449	487	287.7	304.1	640,700	624,400
South	440	402	318.5	299.3	723,900	744,400
West	490	558	353.9	382.5	722,200	685,400
California	276	367	512.3	610.7	1,856,200	1,664,100
Traditional Home Building	1,954	2,217	1,683.3	1,862.8	861,500	840,200
City Living	40	29	71.9	50.6	1,797,300	1,745,400
Corporate and other			1.8
Total home sales	1,994	2,246	1,757.0	1,913.4	$881,200	$851,900
Land sales			8.7
Total consolidated			$1,765.7	$1,913.4

CONTRACTS
North	338	353	$230.7	$239.7	$682,600	$679,100
Mid-Atlantic	451	544	301.9	343.0	669,500	630,600
South	465	414	324.8	311.3	698,600	751,900
West	698	566	513.6	417.9	735,700	738,400
California	249	390	434.3	639.4	1,744,000	1,639,400
Traditional Home Building	2,201	2,267	1,805.3	1,951.3	820,200	860,800
City Living	40	49	63.5	80.7	1,587,100	1,646,300
Total consolidated	2,241	2,316	$1,868.8	$2,032.0	$833,900	$877,400

BACKLOG
North	1,232	1,254	$854.9	$879.1	$693,900	$701,000
Mid-Atlantic	1,329	1,342	879.9	878.6	662,100	654,700
South	1,421	1,296	1,028.4	994.3	723,700	767,200
West	1,680	1,610	1,248.7	1,179.0	743,300	732,300
California	1,083	1,407	1,712.5	2,345.5	1,581,200	1,667,000
Traditional Home Building	6,745	6,909	5,724.4	6,276.5	848,700	908,500
City Living	94	191	119.7	202.6	1,272,900	1,060,700
Total consolidated	6,839	7,100	$5,844.1	$6,479.1	$854,500	$912,600

	Nine Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2019	2018	2019	2018	2019	2018
REVENUES
North	852	950	$602.3	$626.7	$706,900	$659,700
Mid-Atlantic	1,141	1,217	749.1	765.9	656,500	629,300
South	1,101	942	811.0	711.5	736,600	755,300
West	1,412	1,502	1,019.2	989.9	721,800	659,100
California	753	822	1,382.8	1,336.2	1,836,400	1,625,500
Traditional Home Building	5,259	5,433	4,564.4	4,430.2	867,900	815,400
City Living	176	122	224.6	257.8	1,276,100	2,113,100
Corporate and other			(0.7)
Total home sales	5,435	5,555	4,788.3	4,688.0	$881,000	$843,900
Land sales			56.6
Total consolidated			$4,844.9	$4,688.0

CONTRACTS
North	986	987	$687.7	$689.7	$697,500	$698,800
Mid-Atlantic	1,328	1,416	869.4	903.0	654,700	637,700
South	1,231	1,183	868.4	889.8	705,400	752,200
West	1,692	1,715	1,234.9	1,197.0	729,800	698,000
California	703	1,342	1,208.8	2,186.5	1,719,500	1,629,300
Traditional Home Building	5,940	6,643	4,869.2	5,866.0	819,700	883,000
City Living	104	161	166.2	239.6	1,598,100	1,488,200
Total consolidated	6,044	6,804	$5,035.4	$6,105.6	$833,100	$897,400

Unconsolidated entities:

Information related to revenues and contracts of entities in which we have an interest for the three-month and nine-month periods ended July 31, 2019 and 2018, and for backlog at July 31, 2019 and 2018 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2019	2018	2019	2018	2019	2018
Three months ended July 31,
Revenues	33	19	$95.8	$36.0	$2,902,000	$1,896,900
Contracts	15	25	$42.4	$67.5	$2,823,600	$2,699,100

Nine months ended July 31,
Revenues	105	73	$217.6	$104.0	$2,072,400	$1,424,000
Contracts	31	143	$98.5	$259.2	$3,177,400	$1,812,900

Backlog at July 31,	98	186	$202.2	$322.7	$2,063,400	$1,735,100

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s Adjusted Homes Sales Gross Margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the homebuilding business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other homebuilders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other homebuilders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s homes sales gross margin as a percentage of homes sale revenues (calculated in accordance with GAAP) to the Company’s Adjusted Homes Sales Gross Margin (a non-GAAP financial measure). Adjusted Homes Sales Gross Margin is calculated as (i) homes sales gross margin plus interest recognized in homes sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) homes sale revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended July 31,
		2019	2018
	Revenues - homes sales	$1,756,970	$1,913,353
	Cost of revenues - home sales	1,401,755	1,509,619
	Home sales gross margin	355,215	403,734
Add:	Interest recognized in cost of revenues - home sales	46,635	50,003
	Inventory write-downs	4,679	11,061
	Adjusted homes sales gross margin	$406,529	$464,798

	Homes sales gross margin as a percentage of home sale revenues	20.2%	21.1%

	Adjusted Home Sales Gross Margin as a percentage of home sale revenues	23.1%	24.3%

The Company’s management believes Adjusted Home Sales Gross Margin is a useful financial measure to investors because it allows them to evaluate the performance of our homebuilding operations without the often varying effects of capitalized interest costs and inventory impairments. The use of Adjusted Home Sales Gross Margin also assists the Company’s management in assessing the profitability of our homebuilding operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Homes Sales Gross Margin
The Company has not provided projected fourth quarter and full year fiscal 2019 homes sales gross margin or a GAAP reconciliation for forward-looking Adjusted Homes Sales Gross Margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the third quarter or the full fiscal year. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our fourth quarter and full year fiscal 2019 homes sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		July 31, 2019	July 31, 2018	April 30, 2019
	Loans payable	$1,089,137	$694,409	$1,027,408
	Senior notes	2,512,877	2,860,771	2,512,404
	Mortgage company loan facility	150,000	82,274	110,012
	Total debt	3,752,014	3,637,454	3,649,824
	Total stockholders' equity	4,939,085	4,528,664	4,941,154
	Total capital	$8,691,099	$8,166,118	$8,590,978
	Ratio of debt-to-capital	43.2%	44.5%	42.5%

	Total debt	$3,752,014	$3,637,454	$3,649,824
Less:	Mortgage company loan facility	(150,000)	(82,274)	(110,012)
	Cash and cash equivalents	(836,258)	(522,181)	(924,448)
	Total net debt	2,765,756	3,032,999	2,615,364
	Total stockholders' equity	4,939,085	4,528,664	4,941,154
	Total net capital	$7,704,841	$7,561,663	$7,556,518
	Net debt-to-capital ratio	35.9%	40.1%	34.6%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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